Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of Tailwind Financial, Inc. of our report dated April 11, 2008 related to the consolidated financial statements of Asset Alliance Corporation and subsidiaries as of and for the years ended December 31, 2007 and 2006 appearing in this prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading "Experts" in such prospectus.

/s/ Deloitte & Touche LLP

New York, New York
May 12, 2008